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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2003

Vertex Pharmaceuticals Incorporated
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of Incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 WAVERLY STREET
CAMBRIDGE, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 444-6100

ITEM 5. OTHER EVENTS.

On January 2, 2003, Vicki L. Sato, the Company's President, entered into a plan with Goldman, Sachs & Co., pursuant to which Goldman will undertake to sell, subject to a limit order, an aggregate of 200,000 shares of the Company's stock issuable upon exercise of options held by Dr. Sato. Sales under the plan are to begin no earlier than 90 days after adoption of the plan, and will take place at specified intervals between April 2, 2003 and March 31, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED (Registrant)
Date: March 31, 2003	By:	/s/ IAN F. SMITH Ian F. Smith Vice President and Chief Financial Officer

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SIGNATURES